For the semi-annual period ended June 30, 2008
File number 811-06674



                                  SUB-ITEM 77C
               Submission of Matters to a Vote of Security Holders


      An Annual Meeting of Stockholders was held on June 5, 2008. At such meeting the stockholders elected one Class II Director.


      a)    Approval of Director

                                       Affirmative                Shares
                                       votes cast                Withheld
                                       -----------               --------

            C. William Maher          11,840,151.372            254,663.882